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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: August 25, 1998
               (Date of earliest event reported: August 14, 1998)




                           EL PASO ENERGY CORPORATION
             (Exact name of registrant as specified in the charter)



          Delaware                     1-14365                   76-0568816
(State or other jurisdiction    (Commission File Number)     ( I.R.S. Employer
      of incorporation)                                      Identification No.)



                             El Paso Energy Building
                              1001 Louisiana Street
                              Houston, Texas 77002
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (713) 420-2131

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Item 5.       Other Events

              Effective August 14, 1998, El Paso Energy Corporation ("El Paso
              Energy") completed the acquisition of DeepTech International Inc.
              ("DeepTech") and its interests in Leviathan Gas Pipeline. As a result of these transactions, El Paso Energy owns 100 percent of the general partner of Leviathan Gas Pipeline Partners, L.P. and a
              27.3 percent effective interest in the partnership. Based upon the elections by DeepTech stockholders, the majority of DeepTech common stockholders will receive $14 in cash for each DeepTech share, and approximately 70,600 shares of El Paso Energy common stock will be issued to DeepTech common stockholders who elected to receive El Paso Energy common stock in a taxable transaction.
              The net cost of the transaction was approximately $450 million and was funded through existing credit facilities.

              A copy of the press release further describing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.       Financial Statements and Exhibits

              c)   Exhibits:

                   Exhibit Number                  Description
                   --------------                  -----------

                        99.1             Press release dated August 17, 1998.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    EL PASO ENERGY CORPORATION



                                    By:      /s/  Jeffrey I. Beason
                                       -----------------------------------------
                                                 Jeffrey I. Beason
                                            Vice President and Controller


Date:  August 25, 1998



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                                INDEX TO EXHIBITS

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



Exhibit Number                  Description
--------------                  -----------

    99.1             Press release dated August 17, 1998.